Exhibit 99.1

OppFi Board of Directors Appoints Founder and Executive Chairman Todd Schwartz as Chief Executive Officer

Schwartz to Execute New Strategic Vision for the Company

Company Reaffirms 2021 Revenue and Adjusted Net Income Outlook and Provides Additional 2021 Financial Outlook

CHICAGO—February 28, 2022 – OppFi Inc. (NYSE: OPFI) (“OppFi”), a leading financial technology platform that helps everyday consumers gain access to credit, announced today that the Company’s Board of Directors has appointed Todd Schwartz as Chief Executive Officer and that Neville Crawley has stepped down from his positions as Chief Executive Officer and a Director. Schwartz founded OppFi in 2012 and has served as Executive Chairman since 2015; he will continue to serve as Chairman of the Board.

“The OppFi Board of Directors is keenly focused on delivering value to all stakeholders while staying true to OppFi’s original mission of financial inclusion,” said Jocelyn Moore, Lead Independent Director. “As OppFi enters its next phase of growth, we believe Todd Schwartz is uniquely qualified to lead the Company as CEO. We are grateful to Neville Crawley for his leadership and wish him well going forward.”

“I am thrilled to once again be CEO of OppFi and to build on OppFi’s success and drive forward our mission to empower millions of everyday consumers to build better financial health,” said Schwartz. “I also want to thank Neville for his work and contributions at OppFi, and we wish him the best in his future endeavors.”

“Having been a part of OppFi’s journey since founding the Company in 2012, I am more confident now than ever in our growth opportunity and mission to unlock credit access for millions of consumers,” continued Schwartz. “I believe in this Company, in our dedicated team, and in our steadfast commitment to financial inclusion.”

“I look forward to working closely with our Board of Directors and executive team to execute on our strategic vision,” said Schwartz. “I am especially proud to have my dad, Ted Schwartz, as a member of our Board of Directors. As a founder himself, he has more than 40 years of operating experience and will be a great strategic thought partner.”

Since becoming OppFi’s Executive Chairman in 2015, Schwartz has also held a role as Managing Partner of Schwartz Capital Group, where he focused on the firm’s direct equity and real estate investments, and its affiliated consumer growth equity firm, Strand Equity Partners.

OppFi also provided an update on its expected full year 2021 financial outlook. The Company now expects the following for the full year 2021:

•	Adjusted Net Income between $64 million and $66 million, compared to prior outlook of between $62 and $66 million(1)

•	Ending receivables of between $335 and $338 million, compared to prior outlook of approximately $315 to $325 million(2)

•	Revenue between $350 and $352 million, compared to prior outlook of between $350 and $360 million

•	Adjusted EBITDA between $115 million and $117 million, compared to prior outlook of between $120 and $125 million(1)

The Company plans to report financial results for the fourth quarter and full year 2021 on Thursday, March 10, 2022.

The financial outlook for the full year 2021 discussed above is subject to the completion of the Company’s financial closing procedures and has not yet been audited or reviewed by the Company’s independent registered public accounting firm, nor has such firm performed procedures with respect to such information. Accordingly, such firm does not express an opinion or any other form of assurance with respect thereto. The Company’s actual financial performance could differ materially from this outlook due to the completion of the Company’s financial closing procedures, final adjustments and other developments that may arise between now and the time at which the Company issues its audited consolidated financial statements.

(1) Adjusted Net Income and Adjusted EBITDA are financial measures that have not been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). See “Non-GAAP Financial Measures” below for a detailed description of such Non-GAAP financial measures.

(2) Receivables defined as unpaid principal of both on- and off-balance sheet loans.

About OppFi

OppFi (NYSE: OPFI) is a leading financial technology platform that powers banks to offer accessible products and a top-rated experience to everyday consumers. OppFi’s platform facilitates an installment loan product, OppLoans. The company has been an Inc. 5000 company for five straight years, a four-time Deloitte’s Technology Fast 500™, and the seventh fastest-growing company in Chicagoland in 2021 by Crain’s Chicago Business. The company was also listed on the Forbes America 2021 list of America’s Best Startup Employers and Built In’s 2021 Best Places to Work in Chicago. OppFi maintains an A+ rating from the Better Business Bureau (BBB) and maintains a 4.8/5 star rating with more than 14,000 online customer reviews, making it one of the top customer-rated financial platforms online. For more information, please visit oppfi.com.

Forward-Looking Statements

This information includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. OppFi’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from the expected results. Most of these factors are outside OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on OppFi’s business; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; costs related to the business combination; changes in applicable laws or regulations; the possibility that OppFi may be adversely affected by economic, business, and/or competitive factors; the effects of management transitions; and other risks and uncertainties indicated from time to time in OppFi’s filings with the SEC, including those under “Risk Factors” therein. OppFi cautions that the foregoing list of factors is not exclusive and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are unaudited and do not conform to GAAP, such as Adjusted Net Income and Adjusted EBITDA. Adjusted Net Income is defined as current earnings before tax for audited annual financials and unaudited for quarterly financials, pro forma for fair value accounting for finance receivables adoption, plus (1) recruiting fees, severance and relocation, (2) amortization of debt transaction costs and (3) other addbacks and one-time expenses following the closing of the business combination, including one-time implementation fees, stock compensation expenses, IPO readiness costs and management fees; and assumes a tax rate of 25% prior to the three months ended September 30, 2021 and a 23.99% tax rate after . Adjusted EBITDA is defined as Adjusted Net Income, pro forma for fair value accounting for finance receivables adoption, plus (1) taxes at an assumed 25% tax rate prior to the three months ended September 30, 2021 and a 23.99% tax rate after for change in tax status upon completion of the business combination, (2) depreciation and amortization, (3) interest expense and (4) business (non-income) taxes. The pro forma fair value accounting adjustments are due to OppFi’s transition from an incurred credit loss application to a fair value application acceptable under GAAP. Historically, under the incurred credit loss application, OppFi has reserved for life losses due to the short duration of receivables. These financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. The Non-GAAP financial measures of Adjusted EBITDA and Adjusted Net Income for the full year 2021 are provided in this press release only on a non-GAAP basis because a reconciliation to the most comparable GAAP financial measures, Net Revenue and GAAP Net Income, is not available without unreasonable effort. OppFi believes that such items and, accordingly, the other items of the reconciliation, would require an unreasonable effort to predict with reasonable certainty the amount or timing of non-GAAP adjustments used to calculate these Non-GAAP financial measures. OppFi believes that any such forecast would result in a broad range of projected values that would not be meaningful to investors.

Media Contacts:

Wendy Serafin, SVP of Communications

Media Relations: media@oppfi.com

Investor Relations: investors@oppfi.com